EXHIBIT 5(c)(vii)

                             ANNUITY ORDER TICKET
                    American General Life Insurance Company
           P.O. Box 1401   Houston, Texas 77251-1401   (800)200-3883

[American General Logo]                                   GENERATIONS
                                                          ===========
                                                        Variable Annuity

Instructions: Please type or print in permanent black ink.

NOTE: Annuity Order Ticket is not available for 1035(a) Exchanges; Trustee to Trustee Transfers; or Special Surrender Charge Waiver. If Automatic Additional Purchase Payment Option, Telephone Transfer Privilege, or Systematic Withdrawal features are desired, submit separate Service Form.
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1. CONTRACT IDENTIFICATION

   ANNUITANT:__________________________  CONT.ANNUITANT(optional):____________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F   SS#:________________  SEX:[ ]M[ ]F    SS#:_________________

   CONTRACT OWNER:_____________________  JOINT OWNER(optional):_______________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F  TAX ID or SS#:_______  SEX:[ ]M[ ]F  Tax ID or SS#:_________
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2. BENEFICIARY INFORMATION
   PRIMARY/RELATIONSHIP
   ___________________________________________________________________________
   CONTINGENT/RELATIONSHIP
   ___________________________________________________________________________
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3. CONTRACT INFORMATION
   State in which business was sold ________
   Initial Purchase Payment(minimum $5,000)$____ [ ]Non-Qualified [ ]Qualified If contribution is Qualified, please check appropriate boxes in sections A and B.
   A.[ ]New Contribution/Tax Year_____ OR [ ]Rollover
   B.[ ]Type of Plan: [ ]IRA  [ ]SEP-IRA  [ ]401(k)  [ ]Other_________
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4. FUND ALLOCATIONS Whole Percentages Only. Total = 100%

    (95) Asian Equity            ____%  (84) Fixed Income           ____%   (91) Mid Cap Value           ____%
    (80) Domestic Income         ____%  (85) Global Equity          ____%   (92) Money Market            ____%
    (81) Emerging Growth         ____%  (86) Government             ____%   (93) Real Estate Securities  ____%
    (82) Emerging Markets Equity ____%  (88) Growth and Income      ____%   (94) Value                   ____%
    (83) Enterprise              ____%  (89) High Yield             ____%   Other________________        ____%
    (87) Equity Growth           ____%  (90) International Magnum   ____%   (121) 1 Year Fixed Account   ____%

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5. AUTOMATIC REBALANCING ($25,000 minimum)

   [ ] Check here for Automatic Rebalancing of investments, based on contract anniversary, to the variable allocations indicated below.
   Frequency:[ ]Quarterly [ ]Semiannually [ ]Annually

    (95) Asian Equity            ____   (84) Fixed Income           ____    (91) Mid Cap Value           ____
    (80) Domestic Income         ____   (85) Global Equity          ____    (92) Money Market            ____
    (81) Emerging Growth         ____   (86) Government             ____    (93) Real Estate Securities  ____
    (82) Emerging Markets Equity ____   (88) Growth and Income      ____    (94) Value                   ____
    (83) Enterprise              ____   (89) High Yield             ____    Other________________        ____
    (87) Equity Growth           ____   (90) International Magnum   ____

   NOTE: AUTOMATIC REBALANCING IS ONLY AVAILABLE FOR VARIABLE DIVISIONS.
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6. DOLLAR COST AVERAGING (Use only dollars OR percentages)
   Dollar-cost average: [ ]$_____ OR _____% (whole % only)
   Begin Date:___/___/___
   Taken from the: [ ]Money Market OR [ ]1-Year Fixed Account
   Frequency: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
   Duration: [ ]12 Months [ ]24 Months [ ]48 Months [ ]60 Months

    (95) Asian Equity            ____   (84) Fixed Income           ____    (91) Mid Cap Value           ____
    (80) Domestic Income         ____   (85) Global Equity          ____    (92) Money Market            ____
    (81) Emerging Growth         ____   (86) Government             ____    (93) Real Estate Securities  ____
    (82) Emerging Markets Equity ____   (88) Growth and Income      ____    (94) Value                   ____
    (83) Enterprise              ____   (89) High Yield             ____    Other________________        ____
    (87) Equity Growth           ____   (90) International Magnum   ____

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 SPECIAL REMARKS:


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   IMPORTANT:  THIS TICKET WILL NOT BE PROCESSED IF LICENSING RECORDS INDICATE
   YOU ARE NOT CURRENTLY APPOINTED.
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 Time and Date Solicited_______________________________
 Agent/Representative Name (Please Print)_____________________________________
 Agent/Rep No.________ Phone No._________Firm No. And Name____________________
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L8829 Rev 397